NEWS
Jodi Dyer
Vice President, Investor Relations
Yum! Brands Reports Fourth-Quarter Results; Industry Record Full-Year 3,057 Net-New Units;
Fourth-Quarter System Sales Growth of 9% with Over $6 Billion in Digital Sales;
Full-Year System Sales Growth of 13% and Record Digital Sales of $22 Billion

Louisville, KY (February 9, 2022) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth-quarter and year ended December 31, 2021. Fourth-quarter GAAP EPS was $1.11, an increase of 3%. Full-year GAAP EPS was $5.21, an increase of 77%. Fourth-quarter EPS excluding Special Items was $1.02, a decrease of (12)%. Full-year EPS excluding Special Items was $4.46, an increase of 23%.

DAVID GIBBS & CHRIS TURNER COMMENTS
David Gibbs, CEO, said “We opened an astounding 4,180 gross units in 2021, marking the strongest growth year in Yum!'s history and setting a restaurant industry record for unit development. We also reached new heights in digital sales that topped $22 billion. I’m confident and energized heading into 2022, which marks Yum!’s 25th anniversary, as we continue to build the world’s most loved and trusted brands while delivering lasting value for our stakeholders.”

Chris Turner, CFO, said “Our fiscal 2021 system sales growth of 13%, with 10% same store sales and 6% unit growth, illustrates the health of our global system – iconic Brands, capable, committed, and well-capitalized franchise partners and strong unit economics. During the quarter, system sales grew 9% including 5% same store sales growth, or 4% on a 2-year basis. We remain focused on fueling growth, with confidence in our Recipe for Growth and Good strategies, and delivering on our long-term growth algorithm in fiscal 2022 and beyond.”

SUMMARY FINANCIAL TABLE

	Fourth-Quarter			Full-Year
	2021	2020	% Change	2021	2020	% Change
GAAP EPS	$1.11	$1.08	+3	$5.21	$2.94	+77
Special Items EPS[1]	$0.09	$(0.07)	NM	$0.75	$(0.68)	NM
EPS Excluding Special Items	$1.02	$1.15	(12)	$4.46	$3.62	+23

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Special Items.

All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.
Digital sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • investors.yum.com

FOURTH-QUARTER HIGHLIGHTS
•Worldwide system sales grew 9% excluding foreign currency translation, with KFC at 10%, Taco Bell at 11%, and Pizza Hut at 4%.
•We added 1,678 gross units during the fourth quarter.
•We repurchased 5.6 million shares totaling $720 million at an average price per share of $128.
•Foreign currency translation unfavorably impacted divisional operating profit by $1 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+10	+5	+8	+11	+12
Taco Bell Division	+11	+8	+5	(7)	(7)
Pizza Hut Division	+4	+3	+4	(1)	(1)
Worldwide	+9	+5	+6	+4	(1)

FULL-YEAR HIGHLIGHTS
•Worldwide system sales grew 13% excluding foreign currency translation, with KFC at 16%, Taco Bell at 13%, and Pizza Hut at 6%.
•We added a record 4,180 gross units during the year contributing to 6% unit growth.
•We repurchased 13 million shares totaling $1.6 billion at an average price per share of $122.
•Foreign currency translation favorably impacted divisional operating profit by $54 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+16	+11	+8	+33	+29
Taco Bell Division	+13	+11	+5	+9	+9
Pizza Hut Division	+6	+7	+4	+16	+13
Worldwide	+13	+10	+6	+42	+18

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.

KFC DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2021	2020	Reported	Ex F/X	2021	2020	Reported	Ex F/X
Restaurants	26,934	25,000	+8	NA	26,934	25,000	+8	NA
System Sales ($MM)	8,576	7,805	+10	+10	31,365	26,289	+19	+16
Same-Store Sales Growth (%)	+5	(2)	NM	NM	+11	(9)	NM	NM
Franchise & Property Revenues ($MM)	433	389	+12	+12	1,557	1,295	+20	+17
Operating Profit ($MM)	298	267	+11	+12	1,230	922	+33	+29
Operating Margin (%)	37.5	37.6	(0.1)	0.0	44.0	40.6	3.4	3.5

	Fourth-Quarter (% Change)		Full-Year (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+12	+4	+17	+7
Same-Store Sales Growth	+6	+4	+12	+8

•KFC Division opened 904 gross new restaurants during the quarter.
◦For the year, KFC Division opened 2,471 gross new restaurants in 105 countries.
•Operating margin was flat for the quarter as higher general and administrative expenses and higher company restaurant expenses were offset by system sales growth.
◦For the year, operating margin increased 3.5 percentage points driven by system sales growth and bad debt recoveries, partially offset by higher general and administrative expenses.
•Foreign currency translation unfavorably impacted operating profit by $1 million for the quarter and favorably impacted operating profit by $45 million for the year.
•For the division, same-store sales on a 2-year basis grew 3% for the quarter and 2% for the year.
◦For KFC International, same-store sales on a 2-year basis grew 2% for the quarter and declined 1% for the year.
◦For KFC U.S., same-store sales on a 2-year basis grew 12% for the quarter and 13% for the year.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Fourth-Quarter (% Change)	Full-Year (% Change)
China	26%	(3)	+8
United States	17%	+4	+7
Asia	11%	+7	+6
Russia, Central & Eastern Europe	8%	+33	+35
Australia	7%	+6	+9
United Kingdom	7%	+12	+38
Western Europe	6%	+30	+26
Latin America	5%	+31	+32
Africa	4%	+20	+33
Middle East / Turkey / North Africa	4%	+32	+40
Canada	2%	+8	+9
Thailand	2%	+6	(6)
India	1%	+60	+68

1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2021.

TACO BELL DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2021	2020	Reported	Ex F/X	2021	2020	Reported	Ex F/X
Restaurants	7,791	7,427	+5	NA	7,791	7,427	+5	NA
System Sales ($MM)	4,068	3,671	+11	+11	13,280	11,745	+13	+13
Same-Store Sales Growth (%)	+8	+1	NM	NM	+11	(1)	NM	NM
Franchise & Property Revenues ($MM)	224	202	+11	+11	742	662	+12	+12
Operating Profit ($MM)	198	212	(7)	(7)	758	696	+9	+9
Operating Margin (%)	28.9	33.8	(4.9)	(4.9)	33.9	34.3	(0.4)	(0.4)

•Taco Bell Division opened 195 gross new restaurants during the quarter.
◦For the year, Taco Bell Division opened 433 gross new restaurants in 27 countries.
•Company restaurant margin percentages were 22.6% for the quarter and 23.9% for the year.
•Operating margin decreased 4.9 percentage points for the quarter and less than 1 percentage point for the year driven by higher company restaurant expenses and higher general and administrative expenses, partially offset by system sales growth.
•For the division, same-store sales on a 2-year basis grew 9% for the quarter and 10% for the year.
•Spain became the first Taco Bell International market to surpass 100 units.

PIZZA HUT DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2021	2020	Reported	Ex F/X	2021	2020	Reported	Ex F/X
Restaurants	18,381	17,639	+4	NA	18,381	17,639	+4	NA
System Sales ($MM)	3,546	3,407	+4	+4	12,955	11,955	+8	+6
Same-Store Sales Growth (%)	+3	(1)	NM	NM	+7	(6)	NM	NM
Franchise & Property Revenues ($MM)	162	159	+3	+3	597	552	+8	+6
Operating Profit ($MM)	81	83	(1)	(1)	387	335	+16	+13
Operating Margin (%)	29.2	28.7	0.5	0.6	37.7	33.5	4.2	4.0

	Fourth-Quarter (% Change)		Full-Year (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+8	Even	+10	+1
Same-Store Sales Growth	+4	+1	+8	+5

•Pizza Hut Division opened 571 gross new restaurants during the quarter.
◦For the year, Pizza Hut Division opened 1,250 gross new restaurants in 66 countries.
•Operating margin increased less than 1 percentage point for the quarter primarily driven by system sales growth, partially offset by higher Franchise advertising and other services expense primarily related to digital and technology expenses.
◦For the year, operating margin increased 4 percentage points driven by system sales growth and lower general and administrative expenses, partially offset by higher Franchise advertising and other services expense primarily related to digital and technology expenses.
•Foreign currency translation had less than $1 million unfavorable impact on operating profit for the quarter and favorably impacted operating profit $8 million for the year.
•For the division, same-store sales on a 2-year basis grew 2% for the quarter and 1% for the year.
◦For Pizza Hut International, same-store sales on a 2-year basis declined 3% for the quarter and declined 5% for the year.
◦For Pizza Hut U.S., same-store sales on a 2-year basis grew 10% for the quarter and 9% for the year.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Fourth-Quarter (% Change)	Full-Year (% Change)
United States	43%	Even	+1
China	16%	(2)	+14
Asia	14%	+2	+1
Latin America / Spain / Portugal	10%	+14	+15
Europe (excluding Spain & Portugal)	8%	+23	+8
Middle East / Turkey / North Africa	4%	+3	+9
Canada	3%	+10	+12
India	1%	+57	+59
Africa	<1%	+14	+32

1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2021.

THE HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division grew system sales 20% for the quarter and 24% for the year.
•The Habit Burger Grill Division same-store sales increased 11% for the quarter and 16% for the year.
◦For the division, same-store sales on a 2-year basis grew 5% for the quarter and 3% for the year.
•The Habit Burger Grill Division opened 8 gross new restaurants during the quarter.
◦For the year, The Habit Burger Grill Division opened 26 gross new restaurants.

OTHER ITEMS
•Same-store sales growth on a 2-year basis is calculated using the geometric method as follows: (1 + Q4 2020 reported same-store sales growth) * (1 + Q4 2021 reported same-store sales growth) - 1 and (1 + FY 2020 reported same-store sales growth) * (1 + FY 2021 reported same-store sales growth) - 1.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the 2021 Form 10-K.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Wednesday, February 9, 2022. The number is 877/871-3172 in the U.S., 1-877-504-2267 in Canada and 1-412-902-6603 for international callers, conference ID 2088582.

The call will be available for playback beginning at 10:00 a.m. Eastern Time February 9, 2022 through February 16, 2022. To access the playback, dial 877/344-7529 in the U.S., 855/669-9658 in Canada, and 412/317-0088 internationally, conference ID 2558485.

The webcast and the playback can be accessed via the website by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q4 2021 Earnings Conference Call.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.

FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic; food safety and food borne-illness issues; the occurrence of a significant health epidemic or other catastrophic event; the success of our franchisees and licensees; our significant exposure to the Chinese market; changes in economic and political conditions in, and other risks associated with, countries and territories outside of the U.S. where we operate; changes in currency exchange rates; our ability to protect the integrity and security of personal information of our customers and employees, and other cybersecurity risks; our ability to successfully implement technology initiatives; our increasing dependence on multiple digital commerce platforms; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the loss of key personnel, or labor shortages or difficulty finding qualified employees; the success of our development strategy, including in emerging markets; changes in commodity, labor and other operating costs; the impact of climate change and other environmental and sustainability matters; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including data privacy laws, labor standards, and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands and corporate reputation; failure to protect our service marks or other intellectual property; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; not realizing the anticipated benefits from past or potential future acquisitions, investments or other strategic transactions; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 53,000 restaurants in more than 155 countries and territories, operating the Company’s brands – KFC, Pizza Hut and Taco Bell – global leaders of the chicken, pizza and Mexican-style food categories. The Company’s family of brands also includes The Habit Burger Grill, a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2021, Yum! Brands was named to the Dow Jones Sustainability Index North America and was ranked on Newsweek’s list of America’s Most Responsible Companies.

Analysts are invited to contact:
Jodi Dyer, Vice President, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/21	12/31/20		12/31/21	12/31/20
Revenues
Company sales	$597	$566	5	$2,106	$1,810	16
Franchise and property revenues	820	750	10	2,900	2,510	16
Franchise contributions for advertising and other services	473	427	10	1,578	1,332	18
Total revenues	1,890	1,743	8	6,584	5,652	16

Costs and Expenses, Net
Company restaurant expenses	495	460	(8)	1,725	1,506	(15)
General and administrative expenses	371	340	(9)	1,060	1,064	—
Franchise and property expenses	36	38	—	117	145	18
Franchise advertising and other services expense	486	427	(14)	1,576	1,314	(20)
Refranchising (gain) loss	(14)	(4)	246	(35)	(34)	2
Other (income) expense	14	—	NM	2	154	NM
Total costs and expenses, net	1,388	1,261	(10)	4,445	4,149	(7)

Operating Profit	502	482	4	2,139	1,503	42
Investment (income) expense, net	(34)	(7)	396	(86)	(74)	16
Other pension (income) expense	1	5	79	7	14	48
Interest expense, net	128	132	3	544	543	—
Income before income taxes	407	352	16	1,674	1,020	64
Income tax provision	77	20	(274)	99	116	15
Net income	$330	$332	—	$1,575	$904	74

Basic EPS
EPS	$1.13	$1.10	3	$5.30	$2.99	78
Average shares outstanding	293	302	3	297	302	2

Diluted EPS
EPS	$1.11	$1.08	3	$5.21	$2.94	77
Average shares outstanding	298	307	3	302	307	2

Dividends declared per common share	$0.50	$0.47		$2.00	$1.88

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/21	12/31/20		12/31/21	12/31/20

Company sales	$173	$160	8	$596	$506	18
Franchise and property revenues	433	389	12	1,557	1,295	20
Franchise contributions for advertising and other services	188	162	16	640	471	36
Total revenues	794	711	12	2,793	2,272	23

Company restaurant expenses	144	132	(10)	490	439	(12)
General and administrative expenses	138	122	(13)	377	346	(9)
Franchise and property expenses	25	22	(17)	74	91	18
Franchise advertising and other services expenses	189	164	(16)	627	465	(35)
Other (income) expense	—	4	NM	(5)	9	NM
Total costs and expenses, net	496	444	(12)	1,563	1,350	(16)
Operating Profit	$298	$267	11	$1,230	$922	33

Company restaurant margin %[1]	16.3%	17.5%	(1.2) ppts.	17.7%	13.2%	4.5 ppts.

Operating margin	37.5%	37.6%	(0.1) ppts.	44.0%	40.6%	3.4 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/21	12/31/20		12/31/21	12/31/20

Company sales	$288	$272	6	$944	$882	7
Franchise and property revenues	224	202	11	742	662	12
Franchise contributions for advertising and other services	172	154	12	552	487	14
Total revenues	684	628	9	2,238	2,031	10

Company restaurant expenses	224	199	(11)	719	657	(9)
General and administrative expenses	70	50	(43)	174	158	(11)
Franchise and property expenses	10	9	(25)	33	33	(3)
Franchise advertising and other services expenses	176	154	(15)	553	484	(14)
Other (income) expense	6	4	NM	1	3	NM
Total costs and expenses, net	486	416	(17)	1,480	1,335	(11)
Operating Profit	$198	$212	(7)	$758	$696	9

Company restaurant margin %[1]	22.6%	26.6%	(4.0) ppts.	23.9%	25.5%	(1.6) ppts.

Operating margin	28.9%	33.8%	(4.9) ppts.	33.9%	34.3%	(0.4) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/21	12/31/20		12/31/21	12/31/20

Company sales	$7	$19	(66)	$46	$76	(40)
Franchise and property revenues	162	159	3	597	552	8
Franchise contributions for advertising and other services	112	111	—	385	374	3
Total revenues	281	289	(3)	1,028	1,002	3

Company restaurant expenses	7	18	65	43	73	41
General and administrative expenses	73	74	1	201	215	6
Franchise and property expenses	2	6	67	11	17	37
Franchise advertising and other services expenses	120	109	(9)	395	365	(8)
Other (income) expense	(2)	(1)	NM	(9)	(3)	NM
Total costs and expenses, net	200	206	4	641	667	4
Operating Profit	$81	$83	(1)	$387	$335	16

Company restaurant margin %[1]	6.1%	10.0%	(3.9) ppts.	6.8%	5.1%	1.7 ppts.

Operating margin	29.2%	28.7%	0.5 ppts.	37.7%	33.5%	4.2 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	12/31/21	12/31/20
ASSETS
Current Assets
Cash and cash equivalents	$486	$730
Accounts and notes receivable, less allowance: $36 in 2021 and $45 in 2020	596	534
Prepaid expenses and other current assets	450	425
Total Current Assets	1,532	1,689

Property, plant and equipment, net of accumulated depreciation of $1,270 in 2021	1,207	1,235
and $1,230 in 2020
Goodwill	657	597
Intangible assets, net	359	343
Other assets	1,487	1,435
Deferred income taxes	724	553
Total Assets	$5,966	$5,852

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,334	$1,189
Income taxes payable	13	33
Short-term borrowings	68	453
Total Current Liabilities	1,415	1,675

Long-term debt	11,178	10,272
Other liabilities and deferred credits	1,746	1,796
Total Liabilities	14,339	13,743

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 289 shares and 300 shares issued in 2021 and 2020, respectively	—	—
Accumulated deficit	(8,048)	(7,480)
Accumulated other comprehensive loss	(325)	(411)
Total Shareholders' Deficit	(8,373)	(7,891)
Total Liabilities and Shareholders' Deficit	$5,966	$5,852

 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year ended
	12/31/21	12/31/20
Cash Flows - Operating Activities
Net income	$1,575	$904
Depreciation and amortization	164	146
Impairment and closure expense	19	172
Refranchising (gain) loss	(35)	(34)
Investment (income) expense, net	(86)	(74)
Deferred income taxes	(200)	(65)
Share-based compensation expense	75	97
Changes in accounts and notes receivable	(46)	62
Changes in prepaid expenses and other current assets	(33)	8
Changes in accounts payable and other current liabilities	122	128
Changes in income taxes payable	(41)	(110)
Other, net	192	71
Net Cash Provided by Operating Activities	1,706	1,305

Cash Flows - Investing Activities
Capital spending	(230)	(160)
Acquisition of The Habit Restaurants, Inc., net of cash acquired	—	(408)
Proceeds from sale of investment in Grubhub, Inc. common stock	—	206
Proceeds from refranchising of restaurants	85	19
Other, net	(28)	8
Net Cash Used in Investing Activities	(173)	(335)

Cash Flows - Financing Activities
Proceeds from long-term debt	4,150	1,650
Repayments of long-term debt	(3,657)	(1,517)
Revolving credit facilities, three months or less, net	—	—
Short-term borrowings, by original maturity
More than three months - proceeds	—	95
More than three months - payments	—	(100)
Three months or less, net	—	—
Repurchase shares of Common Stock	(1,591)	(239)
Dividends paid on Common Stock	(592)	(566)
Debt issuance costs	(37)	(20)
Other, net	(40)	(41)
Net Cash Used in Financing Activities	(1,767)	(738)
Effect of Exchange Rate on Cash and Cash Equivalents	(19)	24
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(253)	256

Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Year	1,024	768
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Year	$771	$1,024

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•Effective Tax Rate excluding Special Items;

•Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (i) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year ended
	12/31/21	12/31/20	12/31/21	12/31/20
Detail of Special Items
Refranchising gain (loss)(a)	$(1)	$—	$3	$8
Costs associated with acquisition and integration of Habit Burger Grill(b)	(4)	—	(4)	(9)
Impairment of Habit Burger Grill goodwill(c)	—	—	—	(144)
Unlocking Opportunity Initiative contribution(d)	—	—	—	(50)
COVID-19 relief contribution(e)	—	(25)	—	(25)
Charges associated with resource optimization(f)	(2)	(4)	(9)	(36)
Other Special Items Income (Expense)	(1)	(5)	1	(11)
Special Items Income (Expense) - Operating Profit	(8)	(34)	(9)	(267)
Charges associated with resource optimization - Other pension (expense) income(f)	—	(1)	1	(2)
Interest expense, net(g)	—	—	(34)	(34)
Special Items Income (Expense) before Income Taxes	(8)	(35)	(42)	(303)
Tax Benefit (Expense) on Special Items(h)	(1)	8	17	65
Tax Benefit - Intra-entity transfer of intellectual property(i)	35	3	251	28
Special Items Income (Expense), net of tax	$26	$(24)	$226	$(210)
Average diluted shares outstanding	298	307	302	307
Special Items diluted EPS	$0.09	$(0.07)	$0.75	$(0.68)

	Quarter ended		Year ended
	12/31/21	12/31/20	12/31/21	12/31/20
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$502	$482	$2,139	$1,503
Special Items Expense	(8)	(34)	(9)	(267)
Foreign Currency Impact on Divisional Operating Profit	(1)	N/A	54	N/A
Core Operating Profit	$511	$516	$2,094	$1,770

KFC Division
GAAP Operating Profit	$298	$267	$1,230	$922
Foreign Currency Impact on Divisional Operating Profit	(1)	N/A	45	N/A
Core Operating Profit	$299	$267	$1,185	$922

Taco Bell Division
GAAP Operating Profit	$198	$212	$758	$696
Foreign Currency Impact on Divisional Operating Profit	—	N/A	1	N/A
Core Operating Profit	$198	$212	$757	$696

Pizza Hut Division
GAAP Operating Profit	$81	$83	$387	$335
Foreign Currency Impact on Divisional Operating Profit	—	N/A	8	N/A
Core Operating Profit	$81	$83	$379	$335

Habit Burger Grill Division
GAAP Operating Profit (Loss)	$(4)	$(7)	$2	$(22)
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$(4)	$(7)	$2	$(22)

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.11	$1.08	$5.21	$2.94
Special Items Diluted EPS	0.09	(0.07)	0.75	(0.68)
Diluted EPS excluding Special Items	$1.02	$1.15	$4.46	$3.62

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	18.8%	5.8%	5.9%	11.4%
Impact on Tax Rate as a result of Special Items	(7.9)%	(2.5)%	(15.5)%	(4.5)%
Effective Tax Rate excluding Special Items	26.7%	8.3%	21.4%	15.9%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 12/31/2021
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$298	$198	$81	$(4)	$(71)	$502
Less:
Franchise and property revenues	433	224	162	1	—	820
Franchise contributions for advertising and other services	188	172	112	1	—	473
Add:
General and administrative expenses	138	70	73	13	77	371
Franchise and property expenses	25	10	2	—	(1)	36
Franchise advertising and other services expense	189	176	120	1	—	486
Refranchising (gain) loss	—	—	—	—	(14)	(14)
Other (income) expense	—	6	(2)	1	9	14
Company restaurant profit	$29	$64	$—	$9	$—	$102
Company sales	$173	$288	$7	$129	$—	$597
Company restaurant margin %	16.3%	22.6%	6.1%	7.0%	N/A	17.2%

	Quarter ended 12/31/2020
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$267	$212	$83	$(7)	$(73)	$482
Less:
Franchise and property revenues	389	202	159	—	—	750
Franchise contributions for advertising and other services	162	154	111	—	—	427
Add:
General and administrative expenses	122	50	74	11	83	340
Franchise and property expenses	22	9	6	—	1	38
Franchise advertising and other services expense	164	154	109	—	—	427
Refranchising (gain) loss	—	—	—	—	(4)	(4)
Other (income) expense	4	4	(1)	—	(7)	—
Company restaurant profit	$28	$73	$1	$4	$—	$106
Company sales	$160	$272	$19	$115	$—	$566
Company restaurant margin %	17.5%	26.6%	10.0%	3.5%	N/A	18.8%

	Year ended 12/31/2021
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$1,230	$758	$387	$2	$(238)	$2,139
Less:
Franchise and property revenues	1,557	742	597	4	—	2,900
Franchise contributions for advertising and other services	640	552	385	1	—	1,578
Add:
General and administrative expenses	377	174	201	48	260	1,060
Franchise and property expenses	74	33	11	—	(1)	117
Franchise advertising and other services expense	627	553	395	1	—	1,576
Refranchising (gain) loss	—	—	—	—	(35)	(35)
Other (income) expense	(5)	1	(9)	1	14	2
Company restaurant profit	$106	$225	$3	$47	$—	$381
Company sales	$596	$944	$46	$520	$—	$2,106
Company restaurant margin %	17.7%	23.9%	6.8%	9.0%	N/A	18.1%

	Year ended 12/31/2020
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$922	$696	$335	$(22)	$(428)	$1,503
Less:
Franchise and property revenues	1,295	662	552	1	—	2,510
Franchise contributions for advertising and other services	471	487	374	—	—	1,332
Add:
General and administrative expenses	346	158	215	33	312	1,064
Franchise and property expenses	91	33	17	—	4	145
Franchise advertising and other services expense	465	484	365	—	—	1,314
Refranchising (gain) loss	—	—	—	—	(34)	(34)
Other (income) expense	9	3	(3)	(1)	146	154
Company restaurant profit	$67	$225	$3	$9	$—	$304
Company sales	$506	$882	$76	$346	$—	$1,810
Company restaurant margin %	13.2%	25.5%	5.1%	2.6%	N/A	16.8%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/31/21	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$794	$684	$281	$131	$—	$1,890

Company restaurant expenses	144	224	7	120	—	495
General and administrative expenses	138	70	73	13	77	371
Franchise and property expenses	25	10	2	—	(1)	36
Franchise advertising and other services expense	189	176	120	1	—	486
Refranchising (gain) loss	—	—	—	—	(14)	(14)
Other (income) expense	—	6	(2)	1	9	14
Total costs and expenses, net	496	486	200	135	71	1,388
Operating Profit (Loss)	$298	$198	$81	$(4)	$(71)	$502

Quarter Ended 12/31/20	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$711	$628	$289	$115	$—	$1,743

Company restaurant expenses	132	199	18	111	—	460
General and administrative expenses	122	50	74	11	83	340
Franchise and property expenses	22	9	6	—	1	38
Franchise advertising and other services expense	164	154	109	—	—	427
Refranchising (gain) loss	—	—	—	—	(4)	(4)
Other (income) expense	4	4	(1)	—	(7)	—
Total costs and expenses, net	444	416	206	122	73	1,261
Operating Profit (Loss)	$267	$212	$83	$(7)	$(73)	$482

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/31/21	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,793	$2,238	$1,028	$525	$—	$6,584

Company restaurant expenses	490	719	43	473	—	1,725
General and administrative expenses	377	174	201	48	260	1,060
Franchise and property expenses	74	33	11	—	(1)	117
Franchise advertising and other services expense	627	553	395	1	—	1,576
Refranchising (gain) loss	—	—	—	—	(35)	(35)
Other (income) expense	(5)	1	(9)	1	14	2
Total costs and expenses, net	1,563	1,480	641	523	238	4,445
Operating Profit (Loss)	$1,230	$758	$387	$2	$(238)	$2,139

Year Ended 12/31/20	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,272	$2,031	$1,002	$347	$—	$5,652

Company restaurant expenses	439	657	73	337	—	1,506
General and administrative expenses	346	158	215	33	312	1,064
Franchise and property expenses	91	33	17	—	4	145
Franchise advertising and other services expense	465	484	365	—	—	1,314
Refranchising (gain) loss	—	—	—	—	(34)	(34)
Other (income) expense	9	3	(3)	(1)	146	154
Total costs and expenses, net	1,350	1,335	667	369	428	4,149
Operating Profit (Loss)	$922	$696	$335	$(22)	$(428)	$1,503

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarter and year ended December 31, 2021 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during 2021 and 2020 as Special Items are directly associated with restaurants that were refranchised prior to the end of 2018.

During the quarters ended December 31, 2021 and 2020, we recorded net refranchising losses of $1 million and less than $1 million, respectively, that have been reflected as Special Items. During the years ended December 31, 2021 and 2020, we recorded net refranchising gains of $3 million and $8 million, respectively, that have been reflected as Special Items.

Additionally, during the quarters ended December 31, 2021 and 2020, we recorded net refranchising gains of $15 million and $4 million, respectively, that have not been reflected as Special Items. During the years ended December 31, 2021 and 2020, we recorded net refranchising gains of $32 million and $26 million, respectively, that have not been reflected as Special Items. These gains relate to refranchising of restaurants in 2021 and 2020 that were not part of our aforementioned plans to achieve 98% franchise ownership and that we believe are now more indicative of our expected ongoing refranchising activity.

(b)During the quarter ended December 31, 2021, we recorded Special Item charges of $4 million to Other (income) expense related to the integration of The Habit Restaurants, Inc. (“Habit”).

During the years ended December 31, 2021 and 2020, we recorded Special Item charges of $4 million to Other (income) expense and $9 million to General and administrative expenses, respectively, related to the acquisition and integration of Habit.

(c)On March 18, 2020 we acquired all of the issued and outstanding common shares of Habit for total cash consideration of $408 million, net of cash acquired. During the first-quarter of 2020 the operations of substantially all Habit restaurants were impacted by government recommendations and mandates arising from containment and mitigation measures related to the COVID-19 global pandemic. As a result of the impacts of the COVID-19 pandemic on Habit’s results through March 31, 2020 as well as general market conditions, during the quarter ended March 31, 2020, we recorded a goodwill impairment charge of $139 million to Other (income) expense. As we continued to refine our preliminary purchase price allocation for Habit in the quarter ended September 30, 2020 the impairment charge was adjusted upward by $5 million. These impairment charges have been reflected as Special Items. We have also reflected the tax benefit of these impairment charges, which totaled $33 million for the year ended December 31, 2020 as a Special Item.

(d)On June 24, 2020, the YUM! Brands, Inc. Board of Directors approved the establishment of the company's new global "Unlocking Opportunity Initiative" including a $100 million investment over the next five years to fight inequality by unlocking opportunities for employees, restaurant team members and communities. The Company contributed $50 million in the quarter ended June 30, 2020 to Yum! Brands Foundation, Inc. (a stand-alone, not-for-profit organization that is not consolidated in the Company's results) as part of these efforts and investment. As a result of the size and specific nature of this contribution, we reflected the associated General and administrative expense as a Special Item.

(e)During the quarter ended December 31, 2020, the Company made a contribution of $25 million to Yum! Brands Foundation, Inc. to fund past and anticipated payments for COVID relief provided to restaurant-level employees within the YUM system. As a result of the size and specific nature of this contribution, we have reflected the associated General and administrative expense as a Special Item.

(f)During the quarter ended December 31, 2021, we recorded a charge of $2 million to Other (income) expense and during the quarter ended December 31, 2020, we recorded charges of $4 million to General and administrative expenses and $1 million to Other pension (income) expense related to a resource optimization program initiated in the third quarter of 2020.

During the year ended December 31, 2021, we recorded charges of $7 million to General and administrative expenses and $2 million to Other (income) expense and we recorded a credit of $1 million to Other pension (income) expense related to this resource optimization program. During the year ended December 31, 2020, we recorded charges of $36 million to

General and administrative expenses and $2 million to Other pension (income) expense related to this resource optimization program.

This program is part of our efforts to optimize our resources, reallocating them toward critical areas of the business that will drive future growth. These critical areas include accelerating our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. Due to the size and scope of the resource optimization program, these amounts have been reflected as Special Items.

(g)During the quarter ended June 30, 2021, certain subsidiaries of the Company redeemed $1,050 million aggregate principal amount of 5.25% Subsidiary Senior Unsecured Notes due in 2026 (the “2026 Notes”). The redemption amount was equal to 102.625% of the $1,050 million aggregate principal amount redeemed, reflecting a $28 million “call premium”. We recognized the call premium and the write-off of $6 million of unamortized debt issuance costs associated with the 2026 Notes within Interest expense, net which we reflected as Special Items due to their collective size and the fact that the amounts are not indicative of our ongoing interest expense.

During the quarter ended September 30, 2020, KFC Holding Co., Pizza Hut Holdings, LLC and Taco Bell of America, LLC, each of which is a wholly-owned subsidiary of the Company, issued a notice of redemption for $1,050 million aggregate principal amount of 5.00% Subsidiary Senior Unsecured Notes due in 2024 (the "2024 Notes"). The redemption amount included a $26 million call premium plus accrued and unpaid interest to the date of redemption of October 9, 2020. We recorded the call premium, $6 million of unamortized debt issuance costs associated with the 2024 Notes and $2 million of accrued and unpaid interest associated with the period of time from prepayment of the 2024 Notes with the Trustee on September 25, 2020, to their redemption date within Interest expense, net and reflected the charges as Special Items due to their collective size and the fact that the amounts are not indicative of our ongoing interest expense.

(h)Tax (Expense) Benefit on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items. Additionally, during the quarter and year ended December 31, 2021, we recorded as a Special Item a $2 million tax expense and a $8 million tax benefit, respectively, related to prior refranchisings for which the associated pre-tax gain or loss was recorded as Special.

(i)In the fourth quarter of 2019, we completed intra-entity transfers of certain intellectual property ("IP") rights. As a result of the transfer of certain of these rights, largely to subsidiaries in the United Kingdom (“UK”), we received a step-up in tax basis to current fair value under applicable tax law. To the extent this step-up in tax basis was amortizable against future taxable income we recognized a significant one-time deferred tax benefit in 2019 as a Special Item. Additionally, we recognized a related deferred tax benefit of $3 million as a Special Item in the quarter ended December 31, 2020.

During the quarter ended September 30, 2020, the UK Finance Act 2020 was enacted resulting in an increase in the UK corporate income tax rate from 17% to 19%. As a result, in the quarter ended September 30, 2020, we remeasured the deferred tax assets originally recorded as a Special Item as described above and recognized an additional $25 million deferred tax benefit as a Special Item.

During the quarter ended June 30, 2021, the UK Finance Act 2021 was enacted resulting in an increase in the UK corporate income tax rate from 19% to 25%. As a result, in the quarter ended June 30, 2021, we remeasured the deferred tax assets originally recorded as a Special Item as described above and recognized an additional $64 million deferred tax benefit as a Special Item.

In July 2021, we concentrated management responsibility for European (excluding the UK) KFC franchise development, support operations and management oversight in Switzerland (the “KFC Europe Reorganization”). Concurrent with this change in management responsibility, we have completed intra-entity transfers of certain KFC IP rights from subsidiaries in the UK to subsidiaries in Switzerland. With the transfers of these rights, we received a step-up in amortizable tax basis to current fair value under applicable Swiss tax law. As a result of this transfer, we recorded a net one-time tax benefit of $152 million as a Special Item in the quarter ended September 30, 2021.

In December 2021, we continued our KFC Europe Reorganization and completed intra-entity transfers of additional European KFC IP rights from subsidiaries in the U.S. to subsidiaries in Switzerland. With the transfers of these additional rights, we received a step-up in amortizable tax basis to current fair value under applicable Swiss tax law. As a result of this transfer, we recorded a net one-time tax benefit of $35 million as a Special Item in the quarter ended December 31, 2021.